BancorpSouth, Inc. Financial Information As of September 30, 2013 Exhibit 99.2

Forward Looking Information

Certain statements contained in this presentation and the accompanying slides may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-
looking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as “anticipate,” “believe,” “estimate,”
“expect,” “foresee,” “may,” “might,” “will,” “intend,” “could,” “would” or “plan,” or future or conditional verb tenses, and variations or negatives of such terms.
These forward-looking statements include, without limitation, statements about interest expense reduction related to the redemption of the trust preferred securities, long-term prospects for shareholder value, the results of our operations and our financial condition. We caution you not to place undue reliance on the forward-looking statements contained in this presentation, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s other real estate owned, limitations on the
Company’s ability to declare and pay dividends, the impact of legal or administrative proceedings, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd Frank Act,  and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the
Company’s core deposit accounts, the susceptibility of the Company’s business to local economic or environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the financial results of financial services companies and other factors detailed from time to time in the Company’s press releases and filings with the Securities and
Exchange Commission.  Forward-looking statements speak only as of the date they were made, and, except as required by law, we do not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this presentation. Certain tabular presentations may not reconcile because of rounding. Unless otherwise noted, any quotes in this presentation can be attributed to company management.

Q3 Highlights
At and for the three months ended  September 30, 2013
Net income of $24.9 million, or $0.26 per diluted share
Generated net loan growth of $94.4 million, or 4.3% annualized
Net interest margin increased to 3.45% from 3.36% for the second quarter of 2013
Meaningful progress in reducing non-interest expense
Salaries and benefits declined $4.8 million, or 6.1%, on a sequential quarter basis
Continued progress in improving credit quality metrics
Completed redemption of $125 million of 8.15% Trust Preferred Securities, which is expected to result in annual reduction of interest expense of $9.1 million, or $0.06 per share net of tax
Non-operating items
Pre-tax charge of $2.9 million to write-off unamortized TRUPS issuance costs
Increase in accrual for potential losses associated with ongoing legal matters, $1.8 million of which we consider to be related to matters outside the normal course of business
Tax expense benefit of $1.3 million associated with the resolution of an uncertain tax position

Recent Quarterly Results
Dollars in millions, except per share data

9/30/13 6/30/13 9/30/12 vs 6/30/13
Net interest revenue 100.2 $       98.2 $         103.4 $       2.1% (3.0) %
Provision for credit losses 0.5 3.0 6.0 (83.3) (91.7)
Noninterest revenue 62.5 76.1 70.4 (17.9) (11.2)
Noninterest expense 129.4 142.3 133.8 (9.0) (3.3)
Income before income taxes 32.9 29.1 34.0 13.0 (3.4)
Income tax provision 8.0 8.3 10.2 (3.8) (21.5)
Net income 24.9 $         20.8 $         23.8 $         19.8% 4.3%
Net income per share:  diluted 0.26 $         0.22 $         0.25 $         18.2% 4.0%
      Three Months Ended % Change
vs 9/30/12

Noninterest Revenue
Dollars in thousands
NM – Not Meaningful

9/30/13 6/30/13 9/30/12 vs 6/30/13
Mortgage lending revenue 5,134 17,892 13,549 (71.3) (62.1)
Credit card, debit card and merchant fees 8,834 8,324 8,270 6.1 6.8
Deposit service charges 13,679 12,824 14,189 6.7 (3.6)
Trust income 3,332 3,192 3,101 4.4 7.4
Security gains, net (5) 3 39                NM NM
Insurance commissions 23,800 25,862 23,519 (8.0) 1.2
Other 7,740 8,012 7,753 (3.4) (0.2)
        Total noninterest revenue 62,514 $     76,109 $     70,420 $     (17.9) % (11.2)      %
% of total revenue 38.4% 43.7% 40.5%
Three Months Ended % Change
vs 9/30/12

Mortgage and Insurance Revenue
Dollars in thousands

Mortgage Lending Revenue
9/30/13 6/30/13 3/31/13 12/31/12 9/30/12
Origination revenue 2,862 $      10,471 $   9,187 $      15,131 $   15,326 $
Servicing revenue 4,072         3,908         3,827         3,879         3,610
MSR payoffs/paydowns (1,560)        (1,739)        (1,705)        (2,005)        (2,181)
MSR valuation adjustment (240)           5,252         1,037         183            (3,206)
Total mortgage lending revenue 5,134 $      17,892 $   12,346 $   17,188 $   13,549 $
Production volume 341,854 $ 434,966 $ 425,882 $ 549,392 $ 607,887 $
Purchase money production 229,042 $ 226,182 $ 161,835 $ 175,805 $ 212,760 $
Margin on total production 0.84% 2.41% 2.16% 2.75% 2.52%
Insurance Commission Revenue
Property and casualty commissions 18,372 $   18,762 $   16,878 $   14,968 $   17,704 $
Life and health commissions 4,061         5,093         4,688         4,376         4,651
Risk management income 628            573            650            581            698
Other 739            1,434         4,425         577            466
Total insurance commissions 23,800 $   25,862 $   26,641 $   20,502 $   23,519 $
Three Months Ended

Loan Portfolio
Dollars in millions
Net loans and leases

As of
9/30/13 6/30/13 9/30/12
Commercial and industrial 1,504 $   1,553 $   1,463 $   (12.5) % 2.8%
Real estate:
Consumer mortgages 1,931      1,880      1,889      10.7   2.2
Home equity 490         482         493         6.8      (0.5)
Agricultural 235         238         258         (5.6)    (9.0)
Commercial and industrial-owner occupied 1,422      1,376      1,310      13.4   8.6
Construction, acquisition and development 724         709         824         7.9      (12.2)
Commercial 1,795      1,755      1,739      9.2      3.3
Credit Cards 105         103         101         7.2      3.7
Other 567         582         605         (10.4) (6.2)
Total 8,773 $   8,679 $   8,680 $   4.3% 1.1%
vs 9/30/12
% Change
vs 6/30/13
Annualized

Provision for credit losses of $0.5 million declined from $3.0 million for the second quarter of 2013 and $6.0 million for the third quarter of 2012
NPLs decreased $23.6 million, or 14.1%, and NPAs declined $35.2 million, or 13.7%
OREO decreased $11.6 million, or 13.1%
51% of non-accrual loans were paying as agreed
Near-term delinquencies modestly increased to $28.9 million
Substandard classified loans declined $45.8 million, or 11.0%
Credit Quality Highlights

At and for the three months ended September 30, 2013
“Paying as agreed” includes loans < 30 days past due with payments occurring at least quarterly

Non-Performing Loans
Dollars in millions
Net loans and leases

As of
9/30/13 6/30/13 9/30/12
Commercial and industrial 6.6 $       6.5 $       9.1 $       1.7% (27.3) %
Real estate:
Consumer mortgages 34.2        37.6        39.6        (9.0)       (13.8)
Home equity 3.3           3.9           3.5           (14.9)    (5.3)
Agricultural 4.5           5.4           7.6           (16.9)    (40.9)
Commercial and industrial-owner occupied 23.1        21.1        33.6        9.4        (31.3)
Construction, acquisition and development 32.7        46.0        97.4        (29.0)    (66.5)
Commercial 34.8        42.6        48.0        (18.3)    (27.5)
Credit Cards 2.0           2.3           2.7           (12.4)    (24.5)
Other 3.1           2.5           5.7           25.4      (45.4)
Total 144.3 $   167.9 $   247.3 $   (14.1)    % (41.6) %
NPL's to net loans and leases 1.65% 1.94% 2.85%
% Change
vs 6/30/13 vs 9/30/12

$625
$500
$375
$250
$125
$0
$110 $46 $64
$121 $47 $74
$149 $51 $98
$174 $62 $112
$246 $59 $186
$295 $59 $236
$370 $68 $302
$492 $83 $409
$528 $133 $394
$561 $136 $425
$531 $151 $380
$525 $163 $363
$496 $174 $322
$453 $168 $285
$411 $144 $267
$376 $128 $247
$337 $103 $234
$303 $96 $207
$256 $88 $168
$221 $77 $144
4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 4Q 10 1Q 11 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 3Q 13
NPLs OREO

BancorpSouth
Right Where You Are

NPA Improvement

Total NPAs Have Declined Over 50% in the Last 18 Months
Dollars in millions
NPLs consist of nonaccrual loans, loans 90+ days past due and restructured loans
NPAs consist of NPLs and other real estate owned

Dollars in millions
Net charge-offs for the quarters ended as of the dates shown
Net Charge-offs
% Avg. Loans

$33
$23
$24 $23
$12
$13
$11
$6
$5
$8
0.0%
0.5%
1.0%
1.5%
2.0%
2.5%
3.0%
3.5%
4.0%
$0
$5
$10
$15
$20
$25
$30
$35
$40
6/30/11 9/30/11 12/31/11 3/31/12 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13 9/30/13
Net charge-offs Net charge-offs / average loans